Exhibit 99.1

Perella Weinberg Reports First Quarter 2026 Results
Financial Overview
•Revenues of $149 Million, Down 30% from a Record First Quarter a Year Ago
•GAAP Pre-Tax Loss of $(11) Million, Adjusted Pre-Tax Loss of $(3) Million
•GAAP Diluted EPS of $0.02, Adjusted EPS of $0.05
Talent Investment
•Year-To-Date Added Two Partners and Eleven Managing Directors with an Additional MD to Join
•Gleacher Shacklock Acquisition to Add an Additional Five Partners and Three Managing Directors
Capital Management
•Strong Balance Sheet with $78 Million of Cash and No Debt
•Retired More Than Two Million Shares and Share Equivalents through Net Settlement
•Returned $64 Million in Aggregate to Equity Holders
•Declared Quarterly Dividend of $0.07 Per Share

“We continue to see momentum across our business – client dialogue remains exceptionally strong and our announced and pending backlog is at a two-year quarterly high. Our acquisition of Gleacher Shacklock adds meaningful presence in the UK – Europe's largest advisory market – and alongside our senior talent additions and the integration of Devon Park, we are more scaled and diversified geographically and by industry and product than at any point in our history. We remain focused on our clear and simple strategy to scale our business,” stated Andrew Bednar, Chief Executive Officer.

NEW YORK, NY, May 1, 2026 – Perella Weinberg Partners (the “Firm,” “Perella Weinberg,” or “PWP”) (NASDAQ:PWP) today reported financial results for the first quarter ended March 31, 2026.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the three months ended March 31, 2026, revenues were $148.9 million, a decrease of 30% from a first quarter record of $211.8 million a year ago, driven by fewer fee paying clients and a decline in closings across both M&A and financing and capital solutions, partially offset by an increase in average fee per client.

Expenses

	Three Months Ended March 31,
	2026		2025
	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)
Total compensation and benefits	$122.1	$117.1	$149.2	$141.9
% of Revenues	82%	79%	70%	67%
Non-compensation expenses	$39.8	$37.4	$50.9	$49.3
% of Revenues	27%	25%	24%	23%

GAAP total compensation and benefits were $122.1 million for the first quarter of 2026, compared to $149.2 million for the first quarter of 2025. Adjusted total compensation and benefits were $117.1 million for the first quarter of 2026, compared to $141.9 million for the same period a year ago. The decrease was driven by a lower discretionary bonus accrual on lower revenues. Excluding the bonus decrease, compensation expense increased year-over-year due to higher cash compensation and equity amortization from investments in new hires and higher headcount. The higher compensation margin reflects the decline in revenues on an absolute dollar basis against a higher non-bonus compensation base, compounded by the timing of restricted stock units (“RSU”) vesting from prior stock-based compensation awards, which is concentrated in the first quarter.

GAAP non-compensation expenses were $39.8 million for the first quarter of 2026, compared to $50.9 million for the first quarter of 2025. Adjusted non-compensation expenses were $37.4 million for the first quarter of 2026, compared to $49.3 million for the same period a year ago. The decrease in non-compensation expenses was largely driven by lower professional fees and a decrease in bad debt expense.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Provision for Income Taxes

As of March 31, 2026, Perella Weinberg Partners owned 76.3% of the operating partnership (“PWP OpCo”) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by PWP OpCo is subject to certain state, local, and foreign income taxes. The GAAP effective tax rate for the three months ended March 31, 2026 was 93%, which included $6.6 million of tax benefit from RSUs that vested at a share price higher than the grant price.

For purposes of calculating adjusted if-converted net income, we present our results as if all partnership units had been converted to shares of Class A common stock and as if all of our adjusted results were subject to U.S. corporate income tax. For the three months ended March 31, 2026, adjusted if-converted net income included $7.4 million of tax benefit from the vesting of RSUs at a share price higher than the grant price. Excluding this benefit, the adjusted if-converted effective tax rate would have been 28%.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Balance Sheet and Capital Management

As of March 31, 2026, we had $77.7 million of cash with no outstanding indebtedness and an undrawn revolving credit facility.

During the three months ended March 31, 2026, we returned $63.8 million in aggregate to our equity holders through: (i) the net settlement of 2,738,502 share equivalents at an average price per share of $20.14 and (ii) the payment of aggregate dividends of $8.6 million to Class A common stockholders.

At March 31, 2026, there were 70.6 million shares of Class A common stock and 21.9 million partnership units outstanding.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on June 15, 2026 to Class A common stockholders of record on June 1, 2026.

Conference Call and Webcast

Management will host a webcast and conference call on Friday, May 1, 2026 at 9:00 am ET to discuss Perella Weinberg’s financial results for the first quarter ended March 31, 2026.

A webcast of the conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 245-3047
•International: (203) 518-9765
•Conference ID: PWPQ126

Replay

A replay of the call will also be available two hours after the live call through May 8, 2026. To access the replay, dial (800) 839-6136 (Domestic) or (402) 220-2572 (International). The replay can also be accessed on the Investors section of the Company’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of May 1, 2026, and have not been updated subsequent to the initial earnings call.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, financial sponsors, governments, and sovereign wealth funds. The Firm offers a wide range of advisory services to clients in some of the most active industry sectors and global markets. With approximately 700 employees, Perella Weinberg currently maintains offices in New York, London, Houston, Los Angeles, San Francisco, Paris, Chicago, Munich, Palm Beach, Denver, Calgary, and Greenwich. The financial information of Perella Weinberg herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding expectations for the business are “forward-looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2026	2025
Revenues	$148,917	$211,831
Expenses
Compensation and benefits	91,275	122,999
Equity-based compensation	30,785	26,245
Total compensation and benefits	122,060	149,244
Professional fees	7,912	19,196
Technology and infrastructure	9,980	9,289
Rent and occupancy	5,872	6,326
Travel and related expenses	5,928	5,644
General, administrative and other expenses	4,235	5,463
Depreciation and amortization	5,831	5,001
Total expenses	161,818	200,163
Operating income (loss)	(12,901)	11,668
Non-operating income (expenses)
Other income (expense)	2,259	231
Total non-operating income (expenses)	2,259	231
Income (loss) before income taxes	(10,642)	11,899
Income tax expense (benefit)	(9,897)	(9,474)
Net income (loss)	(745)	21,373
Less: Net income (loss) attributable to non-controlling interests	(2,232)	4,034
Net income (loss) attributable to Perella Weinberg Partners	$1,487	$17,339
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.02	$0.28
Diluted	$0.02	$0.24
Weighted-average shares of Class A common stock outstanding
Basic	70,398,710	62,138,123
Diluted	101,175,788	75,839,577

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2026	2025
Total compensation and benefits—GAAP	$122,060	$149,244
Public company transaction related incentives(1)	(4,362)	(7,318)
Acquisition related incentives(2)	(612)	—
Adjusted total compensation and benefits	$117,086	$141,926

Non-compensation expense—GAAP	$39,758	$50,919
Amortization of acquired intangible assets(3)	(2,253)	(1,645)
Business combination transaction expenses(4)	(127)	—
Adjusted non-compensation expense(5)	$37,378	$49,274

Operating income (loss)—GAAP	$(12,901)	$11,668
Public company transaction related incentives(1)	4,362	7,318
Acquisition related incentives(2)	612	—
Amortization of acquired intangible assets(3)	2,253	1,645
Business combination transaction expenses(4)	127	—
Adjusted operating income (loss)	$(5,547)	$20,631

Income (loss) before income taxes—GAAP	$(10,642)	$11,899
Public company transaction related incentives(1)	4,362	7,318
Acquisition related incentives(2)	612	—
Amortization of acquired intangible assets(3)	2,253	1,645
Business combination transaction expenses(4)	127	—
Adjustments to non-operating income (expenses)(6)	(54)	16
Adjusted income (loss) before income taxes	$(3,342)	$20,878

Income tax expense (benefit)—GAAP	$(9,897)	$(9,474)
Tax impact of non-GAAP adjustments(7)	3,338	3,815
Adjusted income tax expense (benefit)	$(6,559)	$(5,659)

Net income (loss)—GAAP	$(745)	$21,373
Public company transaction related incentives(1)	4,362	7,318
Acquisition related incentives(2)	612	—
Amortization of acquired intangible assets(3)	2,253	1,645
Business combination transaction expenses(4)	127	—
Adjustments to non-operating income (expenses)(6)	(54)	16
Tax impact of non-GAAP adjustments(7)	(3,338)	(3,815)
Adjusted net income	$3,217	$26,537
Less: Adjusted income tax expense (benefit)	6,559	5,659
Add: If-converted income tax expense (benefit)(8)	(8,403)	(8,382)
Adjusted if-converted net income	$5,061	$29,260

Weighted-average diluted shares of Class A common stock outstanding	101,175,788	75,839,577
Weighted average number of incremental shares from if-converted PWP OpCo units(9)	—	27,051,350
Weighted-average adjusted diluted shares of Class A common stock outstanding	101,175,788	102,890,927

Adjusted net income per Class A share—diluted, if-converted	$0.05	$0.28

Key metrics: (10)
GAAP operating income (loss) margin	(8.7)%	5.5%
Adjusted operating income (loss) margin	(3.7)%	9.7%
GAAP compensation ratio	82%	70%
Adjusted compensation ratio	79%	67%
GAAP effective tax rate	93%	(80)%
Adjusted if-converted effective tax rate	251%	(40)%
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Notes to GAAP Reconciliation of Adjusted Results:

(1)Public company transaction related incentives includes equity-based compensation for transaction-related RSUs and performance restricted stock units (“PSUs”), which are directly related to milestone events that were part of a business combination that closed on June 24, 2021, as well as employment taxes for these RSUs and PSUs. These expenses were outside of PWP’s normal and recurring bonus and compensation processes and will be fully expensed by the end of 2026.
(2)Acquisition related incentives includes retention bonus payments and equity-based compensation for RSUs granted in conjunction with the acquisition of Devon Park Advisors (“Devon Park”), as well as associated employment taxes. These expenses are outside of PWP’s normal and recurring bonus and compensation processes.
(3)The adjustment reflects the amortization of intangible assets associated with the Tudor, Pickering, Holt & Co., LLC (TPH) and Devon Park business combinations. This adjustment was previously referred to as “TPH business combination related expenses” in prior releases.
(4)Business combination transaction costs that were expensed associated with the acquisition of Devon Park.
(5)See reconciliation on the following page for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(6)Includes the amortization of debt discounts and issuance costs for all periods presented. For the three months ended March 31, 2026, it includes the fair value adjustments to the liability-classified contingent consideration recognized in the Devon Park acquisition.
(7)The adjusted income tax expense (benefit) represents the Company’s calculated tax expense (benefit) on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(8)The if-converted income tax expense (benefit) represents the Company's calculated tax expense (benefit) on adjusted non-GAAP results assuming the exchange of all PWP OpCo units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(9)Represents the dilutive impact assuming the conversion of all PWP OpCo units to shares of Class A common stock.
(10)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31, 2026
	GAAP	Adjustments		Adjusted
Professional fees	$7,912	$(127)	(1)	$7,785
Technology and infrastructure	9,980	—		9,980
Rent and occupancy	5,872	—		5,872
Travel and related expenses	5,928	—		5,928
General, administrative and other expenses	4,235	—		4,235
Depreciation and amortization	5,831	(2,253)	(2)	3,578
Non-compensation expense	$39,758	$(2,380)		$37,378

	Three Months Ended March 31, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$19,196	$—		$19,196
Technology and infrastructure	9,289	—		9,289
Rent and occupancy	6,326	—		6,326
Travel and related expenses	5,644	—		5,644
General, administrative and other expenses	5,463	—		5,463
Depreciation and amortization	5,001	(1,645)	(3)	3,356
Non-compensation expense	$50,919	$(1,645)		$49,274

(1)Reflects an adjustment to exclude transaction and integration costs associated with the Devon Park acquisition.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH and Devon Park business combinations.
(3)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.